SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 15, 2016

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-199237	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2016,  Arthur Black submitted his resignation as a member of the Board of Managers of Ministry Partners Investment Company, LLC (the “Company”). Mr. Black became a Board member in 1997 and served in that capacity for 19 years.  By written consent taken by the Board of Managers effective April 15, 2016, the Board has appointed Mendell L. Thompson to complete Mr. Black’s term as a Class I Manager.  Mr. Thompson’s term of office will expire on May 31, 2017 or the 2017 annual meeting of the Company’s equity members, whichever occurs first.  Until his appointment by the Board, Mr. Thompson had not previously served as a Manager of the Company.

Mr. Thompson currently serves as President and Chief Executive Officer of America’s Christian Credit Union in Glendora, California (“ACCU”), a position he has held since 1986.  ACCU currently serves more than 75,000 members, with over $313 million in assets, and manages assets of over $450 million.  With Mr. Thompson’s extensive experience in serving the credit union industry and its members during his career, he provides the Company with special expertise in credit union management, regulatory affairs, governance, marketing and strategic planning.  Mr. Thompson holds a bachelor’s degree from Point Loma Nazarene University and is a graduate of the Western CUNA Management School and Stanford University’s Executive Development Program.

There are no arrangements or understandings between Mr. Thompson and any other person pursuant to which he was elected to serve as a Class I Manager and there are no relationships or transactions in which Mr. Thompson has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On April 8, 2016, the Company and Evangelical Christian Credit Union, a California state chartered credit union (“ECCU”), entered into a Master Services Agreement (the “Services Agreement”), pursuant to which the Company will provide marketing, member and client services, and operational and reporting services to ECCU commencing on the effective date of the Services Agreement and ending on December 31, 2016; provided, however, that unless either party provides at least thirty (30) days written notice to the other party prior to its expiration, the agreement will automatically renew for successive one year periods.  Either party may terminate the Services Agreement for any reason by providing thirty (30) days prior written notice.  During the term of the Services Agreement, ECCU has agreed to pay the Company $7,500 per month.  The Company has agreed to assign a designated service representative which must be approved by ECCU in performing its duties under the Agreement.

Pursuant to the terms of the Services Agreement, the Company will make visits to, deliver reports, and provide marketing, educational and underwriting related services to ECCU’s members, borrowers, leads, referral sources and contacts in the southeast region of the United States.  ECCU is the Company’s largest equity owner and the Services Agreement will be deemed to be a related party agreement.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is attached herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 20, 2016MINISTRY PARTNERS INVESTMENT

COMPANY, LLC

/s/ Joseph W. Turner, Jr.

Joseph W. Turner, Jr.
President